                                                                       EXHIBIT X

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, John Q. Hammons Hotels, L.P., a Delaware limited partnership (the "JQH LP"), hereby promises to pay to the order of John Q.
Hammons, as Trustee of the Revocable Trust of John Q. Hammons, dated December
28, 1989, as amended and restated ("JQH Trust"), the principal sum of SIX
HUNDRED SEVEN THOUSAND THREE HUNDRED NINETY-THREE and 00/100 DOLLARS
($607,393.00) (the "Principal Payment"), one (1) year from the date hereof, without interest, pursuant to the terms and conditions set forth below.

     1.   Term. The term of this Promissory Note shall commence on the date hereof and shall end on the earlier to occur of (a) one (1) year from the date of this Promissory Note (the "Maturity Date") and (b) the earlier payment in full by JQH LP of the Principal Payment.

     2.   Prepayments.

          (a)  Subject to Section 2(b) hereof, JQH LP shall make prepayments to
     JQH Trust or its designee from time to time upon request in accordance with
     Section 2(c) hereof (each, a "Prepayment" and, collectively, the
     "Prepayments").

          (b)  To request a Prepayment from JQH LP, JQH Trust shall provide a written notice to JQH LP that sets forth (i) a brief description of the type of capital expenditures incurred by JQH on the Chateau on the Lake
     Resort and Convention Center, located at 415 North State Highway 265,
     Branson, Taney County, Missouri from and after the date of this Promissory
     Note; (ii) the total amount of such capital expenditures; and (iii) the payee to whom such Prepayment is to be made (the "Notice"). Each Notice shall include or have attached thereto invoices evidencing the capital expenditures covered by the Notice.

          (c)  JQH LP shall deliver to JQH Trust or its designee in immediately available funds each Prepayment within ten (10) days of receipt of a Notice pursuant to Section 2(b) hereof (the "Prepayment Period"). If JQH Trust or its designee has not received a Prepayment within the relevant Prepayment
     Period, the Principal Amount, less any Prepayments made pursuant to this
     Promissory Note, shall become immediately due and payable to JQH Trust, without regard to the request requirements of Section 2(b) hereof.

          (d)  Any Prepayment made pursuant to this Section 2 shall be applied to the reduction of the outstanding balance of the Principal Payment due hereunder.

     3.   Expenses. Should any action be instituted to recover on this
Promissory Note, JQH LP agrees to pay JQH Trust's reasonable attorneys' fees and costs.

     4.   Governing Law. This Promissory Note will be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.

     5.   Notices. Any notices or other communications required or permitted under this Promissory Note must be given in writing and shall be deemed to have been duly given if delivered (a) by hand (including by reputable overnight courier), (b) by mail (certified mail, return receipt requested) or (c) by telecopy facsimile transmission (receipt of which is confirmed):

          If to JQH Trust:

                  John Q. Hammons
                  300 John Q. Hammons Parkway,
                  Suite 900
                  Springfield, Missouri 65806
                  Telephone: (417) 873-3595
                  Facsimile: (417) 873-3511

          with a copy to (which shall not constitute notice):

                  Blackwell Sanders Peper Martin LLP
                  4801 Main Street, Suite 1000
                  Kansas City, Missouri 64112
                  Attn:    Gary D. Gilson, Esq. and
                           David C. Agee, Esq.
                  Telephone: (816) 983-8000
                  Facsimile:  (816) 983-8080

          If to JQH LP:

                  JQH Acquisition LLC
                  Carnegie Hall Tower
                  152 West 57th Street, 56th Floor
                  New York, New York  10019
                  Attn:    Jonathan D. Eilian
                  Telephone:  (212) 884-8827
                  Facsimile:  (212) 884-8753

          with a copy to (which shall not constitute notice):

                  Kaye Scholer LLC
                  Three First National Plaza
                  41st Floor
                  70 West Madison Street
                  Chicago, Illinois 60602-4231
                  Attn:  Gary R. Silverman, Esq.
                  Telephone:  (312) 583-2530
                  Facsimile:  (312) 583-2330

JQH LP and JQH Trust may change the person or address for service upon it or delivery of notices or other communications to it under this Promissory Note by delivering notice of such change to the other party in accordance with this
Section 5.

     6.   Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Promissory Note.

     7.   Assignment and Modification. Neither JQH LP nor JQH Trust may assign rights or obligations hereunder without the prior written consent of the other.
This Promissory Note may be amended, modified or supplemented only by a written instrument executed by JQH LP and JQH Trust. This Promissory Note shall be binding upon and inure to the benefit of JQH LP and JQH Trust and their respective successors, permitted assigns, legal representatives, heirs and legatees.

     8.   Waiver. The waiver by JQH Trust of a breach of any provision of this
Promissory Note will not operate or be construed as a waiver of any subsequent breach, whether or not similar.

     9.   Severability. This Promissory Note will be deemed severable and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Promissory Note or of any other term or provision hereof.

     10.  Waiver of Jury Trial. JQH LP AND JQH TRUST ACKNOWLEDGE AND AGREE THAT
ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED
AND DIFFICULT ISSUES, AND THEREFORE THEY HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE AND ANY OF THE NOTES
DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY. JQH LP AND JQH TRUST CERTIFY AND ACKNOWLEDGE THAT (A) NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY
OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK
TO ENFORCE SUCH WAIVER, (B) UNDERSTAND AND HAVE CONSIDERED THE IMPLICATIONS OF
SUCH WAIVER, (C) MAKE SUCH WAIVER VOLUNTARILY AND (D) THEY HAVE BEEN INDUCED TO
ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATION
IN THIS SECTION 10.

     11.  Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Promissory
Note shall be brought only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the
District of Delaware, and JQH LP and JQH Trust consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waive any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served anywhere in the world.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this
Promissory Note, or caused this Promissory Note to be duly executed and delivered on their behalf, as of September 16, 2005.

                                       JOHN Q. HAMMONS HOTELS, L.P., a Delaware
                                       limited partnership

                                       By:  JOHN Q. HAMMONS HOTELS, INC., a
                                            Delaware corporation

                                       By:    /s/ Jonathan D. Eilian
                                          --------------------------------------
                                       Name:  Jonathan D. Eilian
                                       Title:  President